Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Ashford Hospitality Prime, Inc.

Dallas, Texas

We hereby consent to the incorporation by reference in this Registration Statement of our report dated February 28, 2017, relating to the consolidated financial statements of Ashford Hospitality Prime, Inc. appearing in the Company’s Annual report on Form 10-K for the year ended December 31, 2016.

/s/ BDO USA LLP

Dallas, Texas

June 21, 2017